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                                                                     EXHIBIT 4.1


THE 8% CONVERTIBLE DEBENTURE REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
  OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT: (I)
   PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) UPON THE
   DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY
    SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM
                   REGISTRATION UNDER SUCH ACT IS AVAILABLE.



                             THE WIDECOM GROUP INC.

                            8% CONVERTIBLE DEBENTURE
             DUE ON THE 365TH DAY FOLLOWING THE ISSUANCE DATE HEREOF

Debenture No. GB-1
US$50,000                                              Issued as of May 19, 1997

         For value received, GLOBAL BERMUDA LIMITED PARTNERSHIP, a Bermuda limited partnership with an office at 601 Carlson Parkway, Suite 200, Minnetonka, Minnesota, USA 55305 (the "Lender"), or registered assigns, is entitled to receive payment subject to the terms and conditions of this Debenture from The WIDECOM GROUP INC., an Ontario corporation with executive offices located at 55 City Centre Drive, Suite 500, Mississauga, Ontario, Canada L5B 1M3 (hereinafter called the "Company"), in lawful currency of the United States of America, the principal sum of FIFTY THOUSAND DOLLARS S$50,000.00), with interest at 8% per annum.

         The following is a statement of the rights of the Lender of this Debenture and the terms and conditions to which the Lender under this Debenture, by his or her acceptance of this Debenture, agrees:

         1. Payment. All unpaid principal and interest accruing under this Debenture (the "Unpaid Balance") will be paid to the Lender under this Debenture as of 5:00 p.m. EST on the 365th day following the issuance date hereof, except to the extent that such Unpaid Balance has been prepaid by the exercise of one or more of the following rights: (a) the Lender under this Debenture has elected under Section 2.1 hereof to convert the Unpaid Balance into shares of the Common Stock, or (13) the Company has prepaid, in cash, the Unpaid Balance together with a premium equal to 8% of such Unpaid Balance as a condition to such right to prepay. All payments of principal and interest under this Debenture will be made by check mailed to the address of record of the Lender under this Debenture set forth in the records of the Company or to such other address as the Lender under this Debenture shall have notified the Company in the manner set forth below.

         2. Conversion. This Debenture shall be convertible to shares of the Common Stock of the Company (the "Shares"), as follows:
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         2.1 Conversion Right. The Lender under this Debenture will have the right, at any time commencing on the 121st day following the date of issuance of this Debenture and prior to the payment in full of this Debenture, to convert all of the Unpaid Balance of this Debenture into Shares of the Company at a conversion price (the "Conversion Price") equal to the lower of US$5.00 or 80% of the average closing bid price of the Shares, as quoted on the National Association of Securities Dealers Automated Quotation ("Nasdaq") system over the twenty (20) trading days immediately preceding the date of the Company's receipt of the Lender's notice to the Company of its intention to convert, provided, however, that this Debenture may not be converted until at least 30 days have elapsed since the most recent prior conversion of any other of the debentures issued by the Company to the Lender. The number of Shares into which any Unpaid Balance may be converted shall equal the quotient obtained by dividing such Unpaid Balance by the Conversion Price. This right of conversion shall terminate, and Lender shall not thereafter submit this Debenture for conversion, at such time as the Lender or any affiliate of the Lender shall have a short position in the Common Stock of the Company.

         In the event the Company does not make delivery of the Common Stock, as instructed by Purchaser, within 5 business days after delivery of the original Debenture, then in such event the Company shall pay to Purchaser an amount, in cash in accordance with the following schedule, wherein "No. Business Days Late" is defined as the number of business days beyond the 5 business days delivery period.


                                       Late Payment for Each
                                       $10,000 of Debenture
         No. Business Days Late        Amount Being Converted
         ----------------------        ----------------------
                  1                             $100
                  2                             $200
                  3                             $300
                  4                             $400
                  5                             $500
                  6                             $600
                  7                             $700
                  8                             $800
                  9                             $900
                  10                            $1,000
     greater than 10                            $1,000 +$200 for each
                                                Business Day Beyond 10

         The Company shall make any payments incurred under this Section in immediately available funds within three (3) business days from the Conversion Date if late. Nothing herein shall limit a Purchaser's right to pursue actual damages or cancel the conversion for the Company's failure to issue and deliver Common Stock to the Holder within 5 business days after the Conversion Date.



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         2.2 Mechanics and Effect of Conversion. To convert this Debenture pursuant to Section 2.1, the Lender under this Debenture shall surrender this Debenture, duly endorsed, at the principal office of the Company together with a written notice (the "Conversion Notice") to the Company of the Lender's election to convert and Lender's confirmation that neither the Lender nor any affiliate of the Lender has, at any time during the term of this Debenture, had a short position in the Common Stock of the Company. At its expense, the Company, as soon as practicable thereafter, shall either (i) issue and deliver to the Lender at the Lender's address a certificate evidencing the issuance of that number of Shares to which the Lender is entitled upon such conversion bearing only such legend, if any, as may be required under applicable state or federal securities laws), or (ii) at the Company's sole discretion, pay to Lender 100% of the average closing bid price of the Shares, as quoted on the Nasdaq over the twenty
(20) trading days immediately preceding the date of the Company's receipt of the Lender's notice to the Company of its intention to convert. In the event of a conversion of this Debenture, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender and delivery of both this Debenture and the corresponding Conversion Notice, and the Lender shall be entitled to receive the Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Shares on such date.

         3. Anti-Dilution; Reservation of Shares. In the event that, at any time that there is any Unpaid Balance on this Debenture, the Company makes a distribution to its members in Shares of the Company, or subdivides or combines the outstanding Shares of the Company (the foregoing collectively being referred to as an "Adjustment Event"), the number of Shares issuable to the Lender upon conversion or partial conversion of this Debenture shall be automatically changed to equal the new number of Shares, or Shares and property, that the Lender would have received if this Debenture was converted immediately prior to the Adjustment Event. The Company covenants that it will, upon the occurrence of an Adjustment Event, act to reserve and keep available solely for issuance upon conversion of this Debenture, that number of Shares (and other securities) into which this Debenture is then convertible.

         4.  Miscellaneous.

         4.1 Notices. Except as otherwise specified herein, all notices and communications provided for herein shall be in writing and shall be deemed effective upon receipt when sent by certified mail, return receipt requested, postage prepaid, addressed: (a) if to the Company at the address specified, above, and (13) if to the Lender at the address reflected therefor in the records of the Company. Any party may change its address by not less than five
(5) days' advance notice thereof given to the other party as aforesaid.

         4.2 Severability. Whenever possible, each provision of this Debenture shall be interpreted in such manner as to be effective and valid under applicable law. If any portion of this Debenture is declared invalid for any reason, then such declaration shall have no effect upon the remaining portions of this Debenture. In addition, tile entirety of this Debenture shall continue in full force and effect in other jurisdictions and said remaining portions of this


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Debenture shall continue in full force and effect in the subject jurisdiction as if this Debenture had been executed with the invalid portions thereof deleted.

         4.3 Governing Law. This Debenture shall be deemed to have been executed and delivered in the Commonwealth of Massachusetts and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said Commonwealth without resort to its conflict of laws rules. In the event that either the Lender or the Company brings an action or proceeding in connection herewith or in connection with this Debenture, each of the Lender and the Company agree that any such action or proceeding shall be brought exclusively in a court seated in the Commonwealth of Massachusetts. Each of the Lender and the Company hereby irrevocably consents to and confers personal jurisdiction of any such court over such party by such court. In any such action or proceeding, each of the Lender and the Company hereby waives personal service of any summons, complaint or other process and agrees that service thereof may be made upon such party by mailing a copy of such summons, complaint or other process by certified& mail, return receipt requested, postage prepaid, to such party at the address set forth herein.

         4.4 Waiver and Amendment. Any provision of this Debenture may be amended, waived or modified only upon a writing executed by the Lender and the Company.

         4.5 Collection. The Company agrees to pay the reasonable costs of the Lender under this Debenture in collecting and enforcing this Debenture (including reasonable attorneys' fees). The Company hereby waives notice, presentment, protest and notice of dishonor in connection with the collection of this Debenture.

         IN WITNESS WHEREOF, the Company has executed this Debenture, by its duly authorized officer, as of the day and date first above written.


                                                  THE WIDECOM GROUP INC.


                                                  By:___________________________
                                                       Raja S. Tuli, President



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